Exhibit 99.1

NEWS RELEASE

Nasdaq Completes Sale of U.S. Fixed Income Business to Tradeweb Markets

NEW YORK, June 25, 2021 — Nasdaq (Nasdaq: NDAQ) announced today that it completed the sale of its U.S. fixed income business, Nasdaq Fixed Income (NFI), to Tradeweb Markets Inc. (Nasdaq: TW), a leading global operator of electronic marketplaces for rates, credit, equities and money markets.

The sale was initially announced February 2, 2021.

The decision to sell NFI aligns with Nasdaq’s corporate strategy to concentrate its resources and capital to maximize its potential as a major technology and analytics provider to the global capital markets.

As previously disclosed, upon the closing of the sale of NFI, Nasdaq’s contingent obligation to issue Nasdaq shares to BGC Partners, L.P. or its assignees was reduced (pursuant to the discounting adjustment provisions set forth in the original purchase agreement for Nasdaq’s acquisition of the business) and accelerated. At the closing, Nasdaq issued approximately 6.2 million shares of Nasdaq to Newmark SPV I, LLC, an assignee of BGC Partners, L.P.

Nasdaq intends to use the proceeds from the sale of NFI, available tax benefits and NFI working and clearing capital, as well as other sources of cash, to repurchase shares in order to offset longer-term dilution to non-GAAP earnings per share.

About Nasdaq

Nasdaq (Nasdaq: NDAQ) is a global technology company serving the capital markets and other industries. Our diverse offering of data, analytics, software and services enables clients to optimize and execute their business vision with confidence. To learn more about the company, technology solutions and career opportunities, visit us on LinkedIn, on Twitter @Nasdaq, or at www.nasdaq.com.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This communication contains forward-looking information related to Nasdaq and the sale of the Nasdaq Fixed Income business by Nasdaq to an affiliate of Tradeweb Markets and the related share issuance, which transaction involves substantial risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed or implied by such statements. When used in this communication, words such as “will”, “enable”, “intends”, “expected” and similar expressions and any other statements that are not historical facts are intended to identify forward-looking statements. Forward-looking statements in this communication include, among other things, statements about the potential benefits of the transaction, including statements relating to expectations of future operating results and financial performance, the financial condition and results of operations and business of Nasdaq. Risks and uncertainties include, among other things, risks related to the ability to realize the anticipated benefits of the transaction, including the possibility that the expected benefits from the transaction will not be realized or will not be realized within the expected time period; disruption from the transaction making it more difficult to maintain business and operational relationships; risks related to diverting management’s attention from Nasdaq’s ongoing business operations; the negative effects of the announcement or the consummation of the transaction on the market price of Nasdaq’s common stock or on Nasdaq’s operating results; significant transaction costs; unknown liabilities; the risk of

NEWS RELEASE

litigation or regulatory actions related to the transaction; future levels of Nasdaq’s indebtedness, including additional indebtedness that may be incurred in connection with the transaction; and the effect of the announcement or pendency of the transaction on Nasdaq’s business relationships, operating results, and business generally.

Further information on these and other risks and uncertainties relating to Nasdaq can be found in its reports filed on Forms 10-K, 10-Q and 8-K and in other filings Nasdaq makes with the SEC from time to time and available at www.sec.gov. These documents are also available under the Investor Relations section of Nasdaq’s website at http://ir.nasdaq.com/investor-relations. The forward-looking statements included in this communication are made only as of the date hereof. Nasdaq disclaims any obligation to update these forward-looking statements, except as required by law.

Nasdaq Media Contact

Ryan Wells

+1 646 648 3887

ryan.wells@nasdaq.com

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